UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

XG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders to Be Held on January 29, 2019

The Notice of Special Meeting and Proxy Statement
are available at: https://www.cstproxy.com/xgtechnology/sm2019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 29, 2019

To the Stockholders of xG Technology, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of xG Technology, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), will be held on January 29, 2019 at 9:00 a.m. (Eastern Time) at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, for the following purposes:

1.

To consider and vote on a proposal to approve the issuance of more than 19.99% of the Company’s outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”) in connection with (i) shares of Common Stock issuable upon conversion of certain 6% Senior Secured Convertible Debentures, as amended and restated, as applicable (the “May Debentures”), (ii) the exercise of certain warrants to purchase 3,000,000 shares of Common Stock (the “May Warrants”), (iii) the exercise of certain warrants to purchase 200,000 shares of Common Stock (the “Placement Agent Warrants”), (iv) the issuance of 302,655 shares of Common Stock, issued as compensatory shares (the “Compensatory Shares”), and (v) shares of Common Stock issuable upon conversion of certain 10% Senior Secured Convertible Debentures (the “December Debentures”), with all such securities described in (i)-(iv) being issued in connection with a private placement completed by the Company on May 29, 2018, and all such securities described in (v), being issued in connection with a tranche of a private placement completed by the Company on December 3, 2018 (Proposal No. 1”).

The foregoing items of business are more fully described in the proxy statement that is attached and made a part of this notice (the “Proxy Statement”). Only stockholders of record of our Common Stock at the close of business on December 14, 2018 (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting of Stockholders or any adjournment thereof.

All of our stockholders are cordially invited to attend the Special Meeting in person. Your vote is important regardless of the number of shares that you own. Only record or beneficial owners of our Common Stock as of the Record Date may attend the Special Meeting in person. When you arrive at the Special Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of Common Stock holdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Special Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the meeting if you would check the box on the form of proxy card if you plan on attending the Special Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sarasota, Florida	By Order of the Board of Directors,

January 3, 2019		/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS	2
Information Concerning the Proxy Materials and the Special Meeting	2
Voting Procedures and Vote Required	3
Delivery of Documents to Security Holders Sharing an Address	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL TO AUTHORIZE THE ISSUANCE OF MORE THAN 19.99% OF OUTSTANDING SHARES OF COMMON STOCK UPON CONVERSION OF THE MAY DEBENTURES, EXERCISE OF THE MAY WARRANTS, EXERCISE OF THE PLACEMENT AGENT WARRANTS, ISSUANCE OF THE COMPENSATORY SHARES, AND CONVERSION OF THE DECEMBER DEBENTURES (Proposal No. 1)	6
Background	6
Nasdaq Listing Rules	10
Effect of Issuance of Common Stock	10
Consequences if Stockholder Approval is Not Obtained	11
Vote Required and Recommendation	11
FUTURE STOCKHOLDER PROPOSALS	12
EXPENSES AND SOLICITATION	12
OTHER BUSINESS	12
ADDITIONAL INFORMATION	12

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

In this proxy statement (the “Proxy Statement”), xG Technology, Inc., a Delaware corporation, is referred to as “xG,” the “Company”, “we”, “us” and “our”.

Information Concerning the Proxy Materials and the Special Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (“Board of Directors”) for use at our special meeting of our stockholders (the “Special Meeting”) to be held at 9:00 a.m. (Eastern Time) on January 29, 2019, at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, and at any adjournment thereof. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock, $0.00001 par value per share, of the Company (the “Common Stock”), to be represented at the Special Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about January 7, 2019.

Only stockholders of record as of the close of business on December 14, 2018, (the “Record Date”) of our Common Stock will be entitled to notice of, and to vote at, the Special Meeting. As of December 14, 2018, 18,700,556 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy, however, granting a proxy does not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Special Meeting and voting in person.

Roger Branton and/or Susan Swenson are named as attorneys-in-fact in the proxy. Mr. Branton is our Chief Executive Officer and Chief Financial Officer. Ms. Swenson is our Chairman of the Board of Directors. Mr. Branton or Ms. Swenson will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below under “Voting Procedures”. Where a vote has been specified in the Proxy Statement with respect to the matters identified in the notice of the Special Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board of Directors on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Special Meeting.

Our stockholders will consider and vote upon a proposal to approve the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in connection with (i) shares of Common Stock issuable upon conversion of certain 6% Senior Secured Convertible Debentures, as amended and restated, as applicable (the “May Debentures”), (ii) the exercise of certain warrants to purchase 3,000,000 shares of Common Stock (the “May Warrants”), (iii) the exercise of certain warrants to purchase 200,000 shares of Common Stock (the (“Placement Agent Warrants”), (iv) the issuance of 302,655 shares of Common Stock, issued as compensatory shares (the “Compensatory Shares”), and (v) shares of Common Stock issuable upon conversion of certain 10% Senior Secured Convertible Debentures (the “December Debentures”), with all such securities described in (i)-(iv) being issued in connection with a private placement completed by the Company on May 29, 2018, and all such securities described in (v), being issued in connection with a tranche of a private placement completed by the Company on December 3, 2018. Stockholders also will consider and act upon such other business as may properly come before the Special Meeting.

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Voting Procedures and Vote Required

Mr. Branton and/or Ms. Swenson will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting. The presence, in person or by proxy, of at least a one-third (1/3) of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Special Meeting, but will not be counted in favor of any of the proposal in the Proxy Statement. Accordingly, an abstention with respect to any proposal in this Proxy Statement will have the same effect as a vote “AGAINST” such proposal.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies.

Vote Required for the issuance of more than 19.99% of outstanding shares of Common Stock upon the conversion of the May Debentures, the exercise of the May Warrants, the exercise of the Placement Agent Warrants, the issuance of the Compensatory Shares, and the conversion of the December Debentures (Proposal No. 1). Our By-laws, as amended, provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares outstanding on the Record Date, in person or by proxy, and entitled to vote on the matter will be required to approve the issuance of up more than 19.99% of the Company’s outstanding shares of Common Stock in connection with the conversion of the May Debentures, the exercise of the May Warrants, the exercise of the Placement Agent Warrants, the issuance of the Compensatory Shares, and the conversion of December Debentures.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal and shares that constitute broker non-votes are not considered entitled to vote. The vote on all of the proposals in this Proxy Statement are considered “non-routine”.

Abstentions are counted as “shares present” at the Special Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Company’s Chief Executive Officer.

Our stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Special Meeting.

Delivery of Documents to Security Holders Sharing an Address

We will send only one set of Special Meeting materials and other corporate mailings to our stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Special Meeting materials to a stockholder at a shared address to which a single copy of the Special Meeting materials was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Special Meeting materials, to the Company’s Secretary at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, telephone: (941) 953-9035.

If multiple stockholders sharing an address have received one copy of the Special Meeting materials or any other corporate mailing and would prefer that we mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Special Meeting materials or other corporate mailings and would prefer that we mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 14, 2018, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of December 14, 2018. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of December 14, 2018, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o xG Technology, Inc., 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236.

Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock(1)
5% Stockholders:
None
Named Executive Officers and Directors:
George F. Schmitt(2)	814,181	4.34%
Roger G. Branton(3)	350,209	1.87%
John C. Coleman(4)	223,783	1.19
John Payne IV(5)	125,000	*
Belinda Marino(6)	25,007	*
Richard L. Mooers(7)	498,176	2.66%
Raymond M. Sidney(8)	67,025	*
General James T. Conway(9)	64,668	*
Susan Swenson(10)	11,946	*
All Executive Officers and Directors as a Group (9 Persons):	1,850,561	9.74%

* Less than 1%

(1) Based on 18,700,556 shares of Common Stock issued and outstanding as of December 14, 2018. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of December 14, 2018, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

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(2) Includes 598,944 shares of Common Stock and 50,520 shares of Common Stock underlying options and warrants that are presently exercisable and held directly by Mr. Schmitt, and 162,949 shares of Common Stock and 1,768 shares of Common Stock underlying options and warrants that are presently exercisable and beneficially owned through MB Technology Holdings, LLC (“MBTH”). Mr. Schmitt has a direct 36.84% ownership interest in MBTH. In addition, Mr. Schmitt, through his employment agreement as Chief Executive Officer of MBTH, has been granted an option to purchase MBTH shares sufficient to give him 5% of the equity ownership of MBTH shares, based on MBTH’s total capitalization as of the date of execution of his employment agreement with MBTH and fully diluted to incorporate all shares issued and amounts paid in the exercise of such options.

(3) Includes 135,369 shares of Common Stock and 50,123 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through Branton Partners, LLC, of which various family entities, including Mr. Branton’s spouse, children and trusts for the benefit of Mr. Branton’s children, beneficially own 100%, 12 shares of Common Stock beneficially owned through Mooers Branton and Company (“MBC”), of which Mr. Branton is a 20% owner, and 162,949 shares of Common Stock and 1,768 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Branton beneficially holds 20% of the issued share capital of MB Merchant Group, LLC (“MBMG”), which has a 45.85% ownership interest in MBTH.

(4) Includes 173,783 shares of Common Stock and 50,000 shares of Common Stock underlying options and warrants that are presently exercisable. Includes 10 shares of Common Stock owned by Mr. Coleman’s wife.

(5) Includes 75,000 shares of Common Stock and 50,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(6) Includes 7 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(7) Includes 308,393 shares of Common Stock and 25,066 shares of Common Stock underlying options and warrants that are presently exercisable. Mr. Mooers’ family entities and trusts for the benefit of his and his wife’s children hold 80% of the share capital of MBMG and MBC. MBTH owns 162,949 shares of Common Stock and 1,768 shares of Common Stock underlying options that are presently exercisable. MBMG owns 45.85% of MBTH. MBC directly owns 12 shares of Common Stock.

(8) Includes 42,025 shares of Common Stock and 25,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(9) Includes 39,668 shares of Common Stock and 50,000 shares of Common Stock underlying options and warrants that are presently exercisable.

(10) Includes 11,946 shares of Common Stock.

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PROPOSAL TO AUTHORIZE THE issuance of more than 19.99% of outstanding shares of Common Stock upon conversion of the May Debentures, exercise of the May Warrants, Exercise of the placement agent warrants, ISSUANCE OF THE COMPENSATORY SHARES, and conversion of the december debentures
(Proposal No. 1)

Background

May 2018 Private Placement and Subsequent Amendments

Background

On May 30, 2018, the Company completed a private placement (the “May Private Placement”) of $4 million in principal amount of 6% Senior Secured Convertible Debentures (the “Original May Debentures”) and warrants to purchase 3,000,000 shares of Common Stock (the “May Warrants”) with certain institutional investors (the “May Investors”). The Original May Debentures and May Warrants were issued pursuant to a Securities Purchase Agreement, dated May 29, 2018 (the “May Purchase Agreement”), by and among the Company and the May Investors. The May Private Placement resulted in gross proceeds of $4 million before fees and other expenses associated with the transaction. The proceeds will be used primarily for working capital and general corporate purposes.

Pursuant to the terms of a Security Agreement, dated May 29, 2018 (the “May Security Agreement”), by and among the Company, its subsidiaries, and the May Investors, the Company’s obligations under the Original May Debentures and the subsidiary companies’ obligations under the Subsidiary Guarantee, dated May 29, 2018 (the “May Subsidiary Guarantee”), executed by such subsidiaries, are secured by all of the assets of the Company and the subsidiary companies, including without limitation, all right, title and interest of the Company in and to all trademarks, patents and copyrights and applications and licenses therefore and products and proceeds thereof.

Pursuant to the Registration Rights Agreement, dated May 29, 2018 (the “May Registration Rights Agreement”), by and among the Company and the May Investors, the Company was required within thirty (30) days of the closing date to file with the SEC a registration statement on Form S-3 (or other applicable registration statement under the Securities Act) covering the resale of all shares of Common Stock issuable upon conversion of the Original May Debentures. Such registration statement was filed with the SEC on Form S-1 (File No. 333-225975).

In connection with the foregoing, the Company obtained from the May Investors, Voting Agreements, dated May 29, 2018 (each, a “May Voting Agreement”), whereby the May Investors agreed to vote all shares of Common Stock over which they have voting control in favor of any resolution presented to the stockholders of the Company to approve the issuance, in the aggregate, of more than 19.99% of the number of shares of Common Stock outstanding on May 29, 2018.

On October 11, 2018, the Company entered into an agreement with a majority of the May Investors (the “Majority Investors”) to modify the Original May Debentures by issuing amended and restated debentures (the “First Amended May Debentures”) to the Majority Investors (the “October 2018 Amendments”). In connection with the October 2018 Amendments, the Company issued to the Majority Investors an aggregate of 302,655 shares of Common Stock as compensatory shares (the “Compensatory Shares”).

On December 3, 2018, the Company entered into an agreement with the Majority Investors to modify the First Amended May Debentures by issuing the second amended and restated debentures (the “Second Amended May Debentures”; and together with the Original May Debentures and the First Amended May Debentures, the “May Debentures”) to the Majority Investors.

The May Warrants are exercisable to purchase up to an aggregate of 3,000,000 shares of Common Stock commencing on the date of issuance at an exercise price of $1.00 per share (the “Exercise Price”). The May Warrants are exercisable immediately and will expire on the fifth (5th) anniversary of their date of issuance. The Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

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A.G.P./Alliance Global Partners served as the placement agent for the Company (“AGP” or the “Placement Agent”). The Placement Agent received cash commissions of seven percent (7%) of the aggregate subscription amount paid by the May Investors. Additionally, the Placement Agent received warrants to purchase 200,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable commencing on the date of issuance at an exercise price of $1.00 per share (the “Placement Agent Exercise Price”). The Placement Agent Warrants are exercisable immediately and will expire on the fifth (5th) anniversary of their date of issuance. The Placement Agent Exercise Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes

On May 30, 2018, we filed with the SEC a Current Report on Form 8-K (the “First 8-K”) that described the terms of the May Private Placement, prior to the amendments of the Original May Debentures. We filed as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to the First 8-K the forms of the May Purchase Agreement, the Original May Debentures, the May Warrants, the May Security Agreement, the May Subsidiary Guarantee, the May Registration Rights Agreement, and the May Voting Agreements, respectively. On October 11, 2018, we filed with the SEC a Current Report on Form 8-K (the “Second 8-K”) that described the terms of the First Amended May Debentures. We filed as Exhibit 4.1 to the Second 8-K the form of First Amended May Debentures. We refer you to the First 8-K and the Second 8-K, and the exhibits thereto for a further description of the foregoing transactions.

Description of the Second Amended May Debentures

The Second Amended May Debentures contain a five percent (5%) original issue discount to the principal amounts contained therein. Prior to the May Debentures Maturity Date (as defined below), the Second Amended May Debentures bear interest at 10% per annum, with 12 months interest guaranteed. Interest shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after the issuance of the Second Amended May Debentures, on each Conversion Date (as defined in the Second Amended May Debentures), on each redemption date (as set forth in the Second Amended May Debentures), and on the May Debentures Maturity Date (as defined below). The Second Amended May Debentures rank senior to the Company’s existing and future indebtedness and are secured to the extent and as provided in the May Security Agreement and the May Subsidiary Guarantee.

The Second Amended May Debentures are convertible at any time after their date of issuance at the option of the Majority Investors into shares of Common Stock at $0.45 per share (the “May Conversion Price”). The Second Amended May Debentures mature on September 30, 2019 (the “May Debentures Maturity Date”). Commencing on December 1, 2018, and continuing for each fiscal month thereafter through the May Debentures Maturity Date, the Company will make payments of principal and interest as Monthly Redemptions (as defined in the Second Amended May Debentures) to the Majority Investors in order to fully amortize the Second Amended May Debentures. The May Conversion Price is subject to adjustment for Events of Default (as defined in the Second Amended May Debentures) and upon stock splits, reverse stock splits, and similar capital changes.

At any time after issuance of the Second Amended May Debentures, and subject to the certain Equity Conditions (as defined in the Second Amended May Debentures) the Company may redeem any portion of the principal amount of the Second Amended May Debentures, any accrued and unpaid, and any other amounts due under the Second Amended May Debentures. If the Company exercises its right to prepay the Second Amended May Debentures, the Company will pay to the Majority Investors an amount in cash equal to the sum of the then outstanding principal amount of the Second Amended May Debentures and guaranteed interest as follows: (i) from the initial issuance date of the Second Amended May Debentures to the day prior to the 181-day anniversary of the issuance of the Second Amended May Debentures, a 110% premium; and (ii) from the 181-day anniversary of the issuance of the Second Amended May Debentures to the May Debentures Maturity Date, a 115% premium. The Majority Investors may continue to convert the Second Amended May Debentures until the Optional Redemption Payment (as defined in the Second Amended May Debentures) is paid.

At any time after issuance of the Second Amended May Debentures, in the event that the Company consummates a Subsequent Financing (as defined in the Second Amended May Debentures), the Company must make a mandatory redemption in full of the Second Amended May Debentures, in cash, to the Majority Investors at the same premiums described with respect to the Optional Redemption (as defined in the Second Amended May Debentures).

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Until the 60-day anniversary of the issuance of the Second Amended May Debentures, the Company may not consummate a Subsequent Financing (as defined in the Second Amended May Debentures). So long as the Second Amended May Debentures are outstanding, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the Second Amended May Debentures).

The conversion of the Second Amended May Debentures are subject to beneficial ownership limitations such that a Majority Investor may not convert a Second Amended May Debenture to the extent that such conversion would result in the Majority Investor being the beneficial owner in excess of 4.99% (or, upon election of such Majority Investor, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the Second Amended May Debentures equal to more than 19.99% of the issued and outstanding shares of Common Stock as of May 29, 2018, without stockholder approval.

The principal differences between the Original May Debentures that are still held by the May Investors who are not the Majority Investors, and the Second Amended Debentures held by the Majority Investors are as follows:

1.	The conversion price of the Original May Debentures is $1.00 per share;
2.	The foregoing conversion price is not modified upon an Event of Default (as defined in the Original May Debentures), except for the passing of the Maturity Date (as defined in the Original May Debentures);
3.	There is no floor price of $0.20 contained in the Original May Debentures;
4.	Certain negative covenants were added to the Second Amended Debentures;
5.	There is no retroactive original issue discount contained in the Original May Debentures;
6.	Interest is six percent (6%) under the Original May Debentures and is not guaranteed;
7.	The Monthly Redemptions (as defined in the Original May Debentures) may only be paid in cash;
8.	The commencement of the Monthly Redemptions (as defined in the Original May Debentures) is September 29, 2018;
9.	Certain sections related to the other forms of redemptions were modified in the Second Amended May Debentures; and
10.	Certain sections related to the equity conditions and events of default were modified in the Second Amended May Debentures.

On December 4, 2018, we filed with the SEC a Current Report on Form 8-K (the “Third 8-K”) that described the terms of the Second Amended May Debentures. We filed as Exhibit 4.1 to the Third 8-K the form of Second Amended May Debentures. We refer you to the Third 2018 Form 8-K, and the exhibit thereto for a further description of the Second Amended May Debentures.

December 2018 Private Placement

On December 3, 2018, the Company closed a tranche of a December private placement (the “December Private Placement”) of up to $3.5 million in principal amount of 10% Senior Secured Convertible Debentures (the “December Debentures”). The December Debentures were issued pursuant to a Securities December Purchase Agreement, dated December 3, 2018 (the “December Purchase Agreement”), by and among the Company and the Majority Investors. The initial closing of the December Private Placement resulted in gross proceeds of $2 million before fees and other expenses associated with the transaction. The proceeds will be used primarily for working capital and general corporate purposes.

The December Debentures contain a five percent (5%) original issue discount to the principal amounts contained therein. Prior to the December Debentures Maturity Date (as defined below), the December Debentures bear interest at 10% per annum, with 12 months interest guaranteed. Interest shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after the issuance of the December Debentures, on each Conversion Date (as defined in the December Debentures), on each redemption date (as set forth in the December Debentures), and on the December Debentures Maturity Date (as defined below). The December Debentures rank senior to the Company’s existing and future indebtedness (except with respect to the Second Amended May Debentures) and are secured to the extent and as provided in that certain Security Agreement, dated December 3, 2018 (the “December Security Agreement”), by and among the Company, its subsidiaries, and the Majority Investors, and that certain Subsidiary Guarantee, dated December 3, 2018 (the “December Subsidiary Guarantee”), executed by each of the Company’s subsidiaries.

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The December Debentures are convertible at any time after their date of issuance at the option of the Majority Investors into shares of Common Stock at $0.45 per share (the “December Conversion Price”). The December Debentures mature on September 30, 2019 (the “December Debentures Maturity Date”). Commencing on February 1, 2019, and continuing for each fiscal month thereafter through the December Debentures Maturity Date, the Company will make payments of principal and interest as Monthly Redemptions (as defined in the December Debentures) to the Majority Investors in order to fully amortize the December Debentures. The December Conversion Price is subject to adjustment for Events of Default (as defined in the December Debentures) and upon stock splits, reverse stock splits, and similar capital changes.

At any time after issuance of the December Debentures, and subject to the certain Equity Conditions (as defined in the December Debentures) the Company may redeem any portion of the principal amount of the December Debentures, any accrued and unpaid, and any other amounts due under the December Debentures. If the Company exercises its right to prepay the December Debentures, the Company will pay to the Majority Investors an amount in cash equal to the sum of the then outstanding principal amount of the December Debentures and guaranteed interest as follows: (i) from the initial issuance date of the Debentures to the day prior to the 181-day anniversary of the issuance of the December Debentures, a 110% premium; and (ii) from the 181-day anniversary of the issuance of the December Debentures to the December Debentures Maturity Date, a 115% premium. The Majority Investors may continue to convert the December Debentures until the Optional Redemption Payment (as defined in the December Debentures) is paid.

At any time after issuance of the December Debentures, in the event that the Company consummates a Subsequent Financing (as defined in the December Debentures), the Company must make a mandatory redemption in full of the December Debentures, in cash, to the Majority Investors at the same premiums described with respect to the Optional Redemption (as defined in the December Debentures).

Until the 90-day anniversary of the issuance of the December Debentures, the Company may not consummate a Subsequent Financing (as defined in the December Debentures). So long as the December Debentures are outstanding, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the December Debentures).

The conversion of the December Debentures are subject to beneficial ownership limitations such that a Majority Investor may not convert a December Debenture to the extent that such conversion would result in the Majority Investor being the beneficial owner in excess of 4.99% (or, upon election of such Majority Investor, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue (i) shares of Common Stock underlying the (a) Original May Debentures (as applicable), (b) the May Warrants, (c) the Placement Agent Warrants, (d) the Second Amended May Debentures, (e) the December Debentures, and (ii) the Compensatory Shares, in the aggregate, equal to more than 19.99% of the issued and outstanding shares of Common Stock as of May 29, 2018, without stockholder approval.

Pursuant to the terms of the December Security Agreement, the Company’s obligations under the December Debentures and the subsidiary companies’ obligations under the December Subsidiary Guarantee, are secured by all of the assets of the Company and the subsidiary companies, including without limitation all right, title and interest of the Company in and to all trademarks, patents and copyrights and applications and licenses therefore and products and proceeds thereof.

Pursuant to the Registration Rights Agreement, dated December 3, 2018 (the “December Registration Rights Agreement”), by and among the Company and the Majority Investors, the Company was required within ten (10) days of the initial closing date to file with the SEC a registration statement on Form S-3 (or other applicable registration statement under the Securities Act) covering the resale of all shares of Common Stock issuable upon conversion of the December Debentures. Such registration statement was filed with the SEC on Form S-3 (File No. 333- 228793).

In connection with the foregoing, the Company obtained from the Majority Investors, Voting Agreements, dated December 3, 2018 (each, a “December Voting Agreement”), whereby the Majority Investors agree to vote all shares of Common Stock over which they have voting control in favor of any resolution presented to the stockholders of the Company to approve the issuance, in the aggregate, of more than 19.99% of the number of shares of Common Stock outstanding on May 29, 2018.

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AGP served as the placement agent for the Company. The Placement Agent received cash commissions of seven percent (7%) of the aggregate subscription amount paid by the Majority Investors.

We filed as exhibits 10.1, 4.2, 10.2, 10.3, 10.4, and 10.5, to the Third 8-K the forms of the December Purchase Agreement, the December Debentures, the December Security Agreement, the December Subsidiary Guarantee, the December Registration Rights Agreement, and the December Voting Agreements. We refer you to the Third 8-K and exhibits there for a further description of the December Private Placement.

NASDAQ Listing Rules

Because our Common Stock is traded on the Nasdaq Capital Market (“NASDAQ”), we are subject to the NASDAQ Listing Rules, including Rules 5635(b) and 5635(d). Pursuant to Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance may result in a change of control of the issuer. Under NASDAQ rules and policies, a change of control may be deemed to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the issuer, and such ownership or voting power would be the largest ownership position of the issuer. Conversion of the May Debentures, exercise of the May Warrants, exercise of the Placement Agent Warrants, issuance of the Compensatory Shares, and conversion of the December Debentures, could result in the May Investors and the Placement Agent owning in excess of 20% of our outstanding shares of Common Stock. Pursuant to Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering that involves the sale, issuance, or potential issuance by a company of its common stock (or securities convertible into or exercisable for its common stock) equal to 20% or more of its common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of such stock. The book value of the Company’s Common Stock is $0.57 per share.

Accordingly, to comply with NASDAQ Listing Rules 5635(b) and 5635(d), we are seeking stockholder approval as required by Nasdaq Rule 5635(d) (as described above) to enable the us to issue a number of shares our Common Stock in connection with the May Private Placement and December Private Placement that exceeds 20% of the number of shares of our Common Stock that were outstanding before the May Private Placement, which shares include the shares issuable upon conversion of the May Debentures, exercise of the May Warrants, exercise of the Placement Agent Warrants, issuance of the Compensatory Shares, and conversion of the December Debentures, consisting of:

●	a total of 25,178,338 shares issuable upon conversion of the May Debentures;
●	a total of 3,000,000 shares issuable upon exercise of the May Warrants;
●	A total of 200,000 shares issuable upon exercise of the Placement Agent Warrants;
●	a total of 302,655 Compensatory Shares; and
●	a total of 12,736,853 shares issuable upon conversion of the December Debentures.

Additionally, if we close on the remaining $1.5 million of December Debentures in connection with the December Private Placement, an additional 9,552,632 shares would be issuable upon conversion of such December Debentures.

Effect of Issuance of Common Stock

The issuance of the 41,417,846 shares of Common Stock (plus the additional 9,552,632 shares of Common Stock issuable upon conversion of December Debentures in the event that we close on the remaining $1.5 million of December Debentures in connection with the December Private Placement) that are the subject of this Proposal No. 1 will result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur further dilution of their percentage ownership in the Company to the extent that the holders of the May Debentures, the May Warrants, the Placement Agent Warrants, and the December Debentures convert or exercise their May Debentures, May Warrants, Placement Agent Warrants, and the December Debentures, as applicable.

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In addition, in connection with the May Registration Rights Agreement and December Registration Rights Agreement, we are required to register the securities issued in the May Private Placement and December Private Placement, which includes a total of 41,217,846 shares of Common Stock, consisting of a maximum of 25,178,338 shares of Common Stock issuable pursuant to the May Debentures, 3,000,000 shares of Common Stock that could become issuable upon exercise of the May Warrants, 200,000 shares of Common Stock that could become issuable upon exercise of the Placement Agent Warrants, a total of 302,655 Compensatory Shares, and 12,736,853 shares of Common Stock issuable pursuant to the December Debentures. The release of up to 41,217,846 freely traded shares of Common Stock onto the market (plus up to an additional 9,552,632 shares of Common Stock issuable upon conversion of December Debentures in the event that we close on the remaining $1.5 million of December Debentures in connection with the December Private Placement), or the perception that such shares will or could come onto the market, has had and could have an adverse effect on the trading price of our Common Stock.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain stockholder approval, neither the conversion of the May Debentures and the December Debentures into Common Stock nor the exercise of May Warrants and Placement Agent Warrants into Common Stock will be permitted, and the holders of such May Debentures, May Warrants, Placement Agent Warrants, and the December Debentures will continue to hold such securities.

Vote Required and Recommendation

We are seeking your approval of this Proposal No. 1 in order to satisfy the stockholder approval requirements of NASDAQ, including NASDAQ Listing Rules 5635(b) and 5635(d), with respect to the issuance of the Compensatory Shares and shares of Common Stock issuable to the holders of the May Debentures, the May Warrants, the Placement Agent Warrants, and the December Debentures, upon the conversion of the May Debentures, the exercise of the May Warrants, the exercise of the Placement Agent Warrants, and the conversion of the December Debentures, which collectively represent more than 19.99% of the Company’s outstanding shares of Common Stock.

In accordance with applicable NASDAQ Rules, holders of the securities that were purchased in the May Private Placement and December Private Placement that are issuable upon conversion or exercise, as applicable, into shares of our Common Stock are not entitled to vote such shares on Proposal No. 1.

In connection with the May Private Placement and the December Private Placement, the Company obtained from the May Investors certain Voting Agreements, whereby the signatories thereto agree to vote all shares of Common Stock over which they have voting control in favor of any resolution presented to the stockholders of the Company to approve the issuance, in the aggregate, of more than 19.99% of the number of shares of Common Stock outstanding on May 29, 2018.

Our By-laws, as amended, provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares outstanding on the Record Date, in person or by proxy, and entitled to vote on the matter will be required to approve the issuance of up more than 19.99% of the Company’s outstanding shares of Common Stock pursuant to the terms of the May Debentures, the May Warrants, the Placement Agent Warrants, the December Debentures, and in connection with the issuance of the Compensatory Shares.

At the Special Meeting a vote will be taken on a proposal to approve the issuance of more than 19.99% of outstanding shares of Common Stock (i) upon conversion of the May Debentures, (ii) upon the exercise of the May Warrants, (iii) upon the exercise of the Placement Agent Warrants, (iv) upon the issuance of the Compensatory Shares, and (v) upon conversion of the December Debentures.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

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FUTURE STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next annual meeting of the Company’s stockholders (“Annual Meeting”) will be held. Stockholders may submit proposals on matters appropriate for stockholder action at Annual Meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the Annual Meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting our stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some our stockholders following the original solicitation.

OTHER BUSINESS

The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Special Meeting. If any other matters properly come before the Special Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our latest Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., Attn: David E. Danovitch, Esq. at 212-603-6300.

*************

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It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

January 3, 2019	By Order of the Board of Directors,

/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors

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Fitch Proof - 11240-XG Proxy Card - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

XG TECHNOLOGY, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on January 29, 2019.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

	FOR	AGAINST	ABSTAIN
1. To approve, for purposes of NASDAQ rules 5635(b) and 5635(d), the issuance by the Company of 41,417,846 shares of Common Stock upon conversion of the May Debentures, the exercise of the May Warrants, the exercise of the Placement Agent Warrants, the issuance of the Compensatory Shares, and the conversion of the December Debentures (plus up to an additional 9,552,632 shares of Common Stock issuable upon conversion of December Debentures in the event that we close on the remaining $1.5 million of December Debentures in connection with the December Private Placement).	☐	☐	☐

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted for the issuance by the Company of 41,417,846 shares of Common Stock upon conversion of the May Debentures, the exercise of the May Warrants, the exercise of the Placement Agent Warrants, the issuance of the Compensatory Shares, and the conversion of the December Debentures (plus up to an additional 9,552,632 shares of Common Stock issuable upon conversion of December Debentures in the event that we close on the remaining $1.5 million of December Debentures in connection with the December Private Placement).

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2019**

Note: This proxy must be signed exactly as the name appears hereon. When shares of Common Stock are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Fitch Proof - 11240-XG Proxy Card - Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders

The 2018 Proxy Statement and the 2018 Annual Report to Shareholders are available at: https://www.cstproxy.com/xgtechnology/sm2019

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

XG TECHNOLOGY, INC.

Special Meeting of Stockholders
January 29, 2019

Revoking all prior proxies, the undersigned, a stockholder of XG Technology, Inc. (the "company"), hereby appoints Roger Branton and Susan Swenson, or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the company's common stock, par value $0.00001 per share ("common stock"), owned by the undersigned at the special meeting of stockholders of the company to be held on January 29, 2019 at the company's offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, at 9:00 a.m. eastern time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

(Continued, and to be marked, dated and signed, on the other side)